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                                                                    Exhibit 23.4


June 6, 2001

              CONSENT OF MCDANIEL & ASSOCIATES CONSULTANTS LTD.



We consent to (i) the incorporation by reference in the Registration Statement on Form S-4 of Abraxas Petroleum Corporation (the "Registration Statement") of the references to McDaniel & Associates Consultants Ltd. set forth in the "Reserves Information" of Abraxas' Annual Report on Form 10-K for the year ended December 31, 2000, (ii) the inclusion in the Registration Statement of Grey Wolf Exploration Inc.'s 2000 Annual Information Form under the heading "Petroleum and Natural Gas Reserves" (iii) the reference to McDaniel & Associates Consultants Ltd. in the "Experts" section of the Registration Statement and (iv) to the use by reference of information contained in our Evaluation Report "Canadian Abraxas Petroleum Limited, Evaluation of Oil & Gas Reserves, As of January 1, 2001."


Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.



/s/ P.A. WELCH
------------------------
P.A. Welch, P. Eng.
Senior Vice President

Calgary, Alberta
Dated:  June 6, 2001